UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2015
Date of Report (Date of Earliest Event Reported)

TALON REAL ESTATE HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-53917	26-1771717
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Boulevard Suite 1070 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 604-4600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On January 23, 2015, Talon OP, L.P. (“Talon OP”), a Minnesota limited partnership and the entity through which Talon Real Estate Holding Corp. (the “Company”) conducts substantially all of its business, entered into a purchase agreement with Hoopeston I, L.L.C. and Broadmoor Place Associates, LLC to acquire (the “Acquisition”) a building and certain other assets located at 5799 Broadmoor Street, Mission, KS (the “Property”) for a purchase price of $11,580,000.  The Acquisition is expected to close on or about February 28, 2015, subject to the satisfaction of customary closing conditions.

The foregoing description of the terms and conditions of the purchase agreement does not purport to be complete and is qualified in its entirety by the purchase agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

10.1

Agreement of Purchase and Sale between Hoopeston I, L.L.C. and Broadmoor Place Associates, LLC and Talon OP, L.P., dated January 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON REAL ESTATE HOLDING CORP.

Date: January 29, 2015	/s/ MG Kaminski
Matthew G. Kaminski
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description	Manner of Filing

10.1	Agreement of Purchase and Sale between Hoopeston I, L.L.C. and Broadmoor Place Associates, LLC and Talon OP, L.P., dated January 23, 2015.	Filed Electronically